Exhibit 99.1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the persons named below hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the shares of Common Stock of WCA Waste Corporation beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 9th day of May, 2005.

/s/ William P. Esping

William P. Esping

/s/ Julie E. Blanton

Julie E. Blanton

/s/ Jennifer E. Kirtland

Jennifer E. Kirtland

/s/ Kathryn E. Woods

Kathryn E. Woods

WPE KIDS PARTNERS L.P.

By: WPE Holdings, Inc. Its: General Partner

By: /s/ William P. Esping

Name: William P. Esping Its: President

WPE HOLDINGS, INC.

By:	/s/ William P. Esping
Name: William P. Esping
Its: President

ESPING MARITAL DEDUCTION TRUST NO. 2

By:	/s/ William P. Esping
Name: William P. Esping,Trustee

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